Exhibit 99.2
Supplemental Information
June 30, 2013
(Unaudited)

Disclaimer
Certain statements in this supplement contain “forward-looking” information as that term is defined by the Private Securities Litigation Reform Act of 1995. Any statements that do not relate to historical or current facts or matters are forward-looking statements. Examples of forward-looking statements include all statements regarding our expected future financial position, results of operations, cash flows, liquidity, business strategy, growth opportunities, potential acquisitions, and plans and objectives for future operations. You can identify some of the forward-looking statements by the use of forward-looking words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “should,” “may” and other similar expressions, although not all forward-looking statements contain these identifying words.
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including the following: our dependence on Genesis HealthCare LLC (“Genesis”), the parent company of Sun Healthcare Group, Inc., until we are able to further diversify our portfolio; our dependence on the operating success of our tenants; changes in general economic conditions and volatility in financial and credit markets; the dependence of our tenants on reimbursement from governmental and other third-party payors; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to make acquisitions, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; our ability to raise capital through equity financings; the relatively illiquid nature of real estate investments; competitive conditions in our industry; the loss of key management personnel or other employees; the impact of litigation and rising insurance costs on the business of our tenants; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; our ability to maintain our status as a REIT; compliance with REIT requirements and certain tax matters related to our status as a REIT; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission (the “SEC”), especially the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this supplement or to reflect the occurrence of unanticipated events, unless required by law to do so.
Note Regarding Non-GAAP Financial Measures
This supplement includes the following financial measures defined as non-GAAP financial measures by the SEC: EBITDA, Adjusted EBITDA, funds from operations (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share and Normalized AFFO per diluted common share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this supplement and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included under “Reconciliations of EBITDA, Adjusted EBITDA, Funds from Operations (FFO), Normalized FFO, Adjusted Funds from Operations and Normalized AFFO” in this supplement.
Tenant Information
This supplement includes information regarding each of our tenants that lease properties from us. The information related to these tenants that is provided in this supplement has been provided by the tenants. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only.

Company Information
Board of Directors

Richard K. Matros Chairman of the Board, President and Chief Executive Officer Sabra Health Care REIT, Inc.	Michael J. Foster Managing Director RFE Management Corp.

Milton J. Walters President Tri-River Capital	Robert A. Ettl Chief Operating Officer Harvard Management Company

Craig A. Barbarosh Partner Katten Muchin Rosenman LLP
Senior Management

Richard K. Matros Chairman of the Board, President and Chief Executive Officer	Harold W. Andrews, Jr. Executive Vice President, Chief Financial Officer and Secretary

Talya Nevo-Hacohen Executive Vice President, Chief Investment Officer and Treasurer
Other Information

Corporate Headquarters 18500 Von Karman Avenue, Suite 550 Irvine, CA 92612	Transfer Agent American Stock Transfer and Trust Company 6201 15th Avenue Brooklyn, NY 11219
www.sabrahealth.com
The information in this supplemental information package should be read in conjunction with the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein.
On Sabra's website, www.sabrahealth.com, you can access, free of charge, Sabra’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after such material is filed with, or furnished to, the SEC. The information contained on Sabra’s website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. All material filed with the SEC can also be accessed through their website, www.sec.gov.
For more information, contact Harold W. Andrews, Jr., Executive Vice President, Chief Financial Officer and Secretary at
(949) 679-0243.

See reporting definitions.	1

SABRA HEALTH CARE REIT, INC.
COMPANY FACT SHEET
Company Profile
Sabra Health Care REIT, Inc., a Maryland corporation (“Sabra,” the “Company” or “we”), operates as a self-administered, self-managed real estate investment trust (“REIT”) that, through its subsidiaries, owns and invests in real estate serving the healthcare industry. Sabra primarily generates revenues by leasing properties to tenants and operators throughout the United States.
As of June 30, 2013, Sabra’s portfolio included 120 real estate properties held for investment and leased to operators/tenants under triple-net lease agreements (consisting of (i) 96 skilled nursing/post-acute facilities, (ii) 23 senior housing facilities, and (iii) one acute care hospital), three mortgage loan investments, two preferred equity investments and one mezzanine loan investment. As of June 30, 2013, Sabra’s real estate properties were located in 27 states and included 12,414 licensed beds.
Objectives and Strategies
Sabra expects to continue to grow its portfolio primarily through the acquisition of senior housing and memory care facilities and with a secondary focus on acquiring skilled nursing facilities. Sabra also expects to continue to opportunistically originate financing secured directly or indirectly by healthcare facilities. As Sabra acquires additional properties and expands its portfolio, Sabra expects to further diversify by tenant, asset class and geography within the healthcare sector. Sabra employs a disciplined, opportunistic approach in its healthcare real estate investment strategy by investing in assets that provide attractive opportunities for dividend growth and appreciation of asset values, while maintaining balance sheet strength and liquidity, thereby creating long-term stockholder value.

Market Facts		Portfolio Information (as of June 30, 2013)
Stock Information (as of June 30, 2013)		Investments
Closing Price (common stock):	$26.11	Equity Investments
52-Week range (common stock):	$17.07 - $32.40	Skilled Nursing/Post-Acute	96
Market Capitalization:	$1.0 billion	Senior Housing	23
Enterprise Value:	$1.6 billion	Acute Care Hospital	1
Outstanding Shares (common stock):	37.3 million		120
Ticker symbols:		Preferred Equity Investments (1)	2
Common Stock	SBRA	Debt Investments (2)	4
Preferred Stock	SBRAP	Total Investments	126
Stock Exchange:	NASDAQ
Credit Ratings		Bed/Unit Count
Moody's:		Skilled Nursing/Post-Acute	10,826
Senior Notes Rating	B1 (stable)	Senior Housing	1,518
Preferred Equity Rating	B3	Acute Care Hospital	70
S&P:		Total Beds/Units	12,414
Corporate Rating	B+ (stable)
Senior Notes Rating	BB-
Preferred Equity Rating	CCC+

(1) As of June 30, 2013, our Preferred Equity Investments related to investments in entities owning a skilled nursing facility and an assisted living facility with a total of 193 beds/units.
(2) As of June 30, 2013, our Debt Investments related to investments secured directly or indirectly by 13 skilled nursing facilities and a memory care facility with a total of 1,862 beds/units and an assisted living facility development.

See reporting definitions.	2

SABRA HEALTH CARE REIT, INC.
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues	$32,275	$25,117	$64,297	$48,844
EBITDA	$17,703	$21,378	$45,508	$40,784
Adjusted EBITDA	$28,853	$21,628	$56,158	$41,034
Net (loss) income attributable to common stockholders	$(3,185)	$5,923	$6,068	$10,328
FFO	$5,037	$13,480	$22,536	$25,188
Normalized FFO	$15,557	$13,730	$33,056	$25,438
AFFO	$5,644	$15,665	$22,203	$29,660
Normalized AFFO	$15,656	$15,665	$32,215	$29,660
Per common share data:
Diluted EPS	$(0.09)	$0.16	$0.16	$0.28
Diluted FFO	$0.13	$0.36	$0.60	$0.68
Diluted Normalized FFO	$0.41	$0.37	$0.87	$0.69
Diluted AFFO	$0.15	$0.42	$0.58	$0.79
Diluted Normalized AFFO	$0.41	$0.42	$0.84	$0.79
Weighted-average number of common shares outstanding, diluted:
EPS	37,357,112	37,191,687	37,789,804	37,119,005
FFO and Normalized FFO	37,834,496	37,191,687	37,789,804	37,119,005
AFFO and Normalized AFFO	38,190,891	37,538,337	38,125,087	37,472,281
Net cash flow from operations	$1,383	$7,623	$22,986	$24,087
	June 30, 2013	December 31, 2012
Real Estate Portfolio
Total Equity Investments (#)	120	119
Total Equity Investments, gross ($)	$962,648	$956,360
Total Licensed Beds/Units	12,414	12,382
Weighted Average Remaining Lease Term (in months)	128	132
Total Debt Investments (#)	4	2
Total Debt Investments, gross ($) (1)	$37,709	$12,022
Total Preferred Equity Investments (#)	2	—
Total Preferred Equity Investments, gross ($)	$5,376	$—

	Three Months Ended June 30, 2013	Twelve Months Ended June 30, 2013
EBITDARM Coverage (2)	1.68x	1.74x
EBITDAR Coverage (2)	1.26x	1.31x
	June 30, 2013	December 31, 2012
Debt
Book Value
Fixed Rate Debt	$500,490	$425,039
Variable Rate Debt	57,311	150,449
Total Debt	$557,801	$575,488
Weighted Average Effective Rate
Fixed Rate Debt	6.16%	7.01%
Variable Rate Debt	5.00%	4.21%
Total Debt	6.04%	6.28%

% of Total
Fixed Rate Debt	89.7%	73.9%
Variable Rate Debt	10.3%	26.1%
Total Debt	100.0%	100.0%
Availability Under Credit Facility(3):	$286,500	$109,130
Available Liquidity (Unrestricted Cash and Availability Under Credit Facility) (3)	$379,270	$126,231

(1) Total Debt Investments, gross consists of principal of $37.5 million plus capitalized origination fees of $0.2 million.
(2) EBITDARM and EBITDAR and related coverages for facilities with new tenants/operators are only included in periods subsequent to our acquisition of the facilities and exclude the impact of strategic disposition candidates. All facility financial performance data are presented one quarter in arrears.
(3) Availability Under Credit Facility as of June 30, 2013 is based on the availability under the Revolving Credit Facility entered into on July 29, 2013. The Revolving Credit Facility increases our borrowing capacity to $375.0 million, of which $286.5 million was available for borrowing as of July 29, 2013.

See reporting definitions.	3

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues:
Rental income	$31,518	$24,820	$62,993	$48,483
Interest and other income	757	297	1,304	361

Total revenues	32,275	25,117	64,297	48,844

Expenses:
Depreciation and amortization	8,222	7,557	16,468	14,860
Interest	10,143	7,898	20,145	15,596
General and administrative	3,422	3,489	8,139	7,810

Total expenses	21,787	18,944	44,752	38,266

Other income (expense):
Loss on extinguishment of debt	(9,750)	(250)	(9,750)	(250)
Other income (expense)	(1,400)	—	(900)	—

Total other income (expense)	(11,150)	(250)	(10,650)	(250)

Net (loss) income	(662)	5,923	8,895	10,328

Preferred stock dividends	(2,523)	—	(2,827)	—

Net (loss) income attributable to common stockholders	$(3,185)	$5,923	$6,068	$10,328

Net (loss) income attributable to common stockholders, per:

Basic common share	$(0.09)	$0.16	$0.16	$0.28

Diluted common share	$(0.09)	$0.16	$0.16	$0.28

Weighted-average number of common shares outstanding, basic	37,357,112	37,147,942	37,321,813	37,092,683

Weighted-average number of common shares outstanding, diluted	37,357,112	37,191,687	37,789,804	37,119,005

See reporting definitions.	4

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	June 30, 2013	December 31, 2012

Assets
Real estate investments, net of accumulated depreciation of $145,674 and $129,479 as of June 30, 2013 and December 31, 2012, respectively	$817,228	$827,135
Loans receivable and other investments, net	43,069	12,017
Cash and cash equivalents	92,770	17,101
Restricted cash	5,737	4,589
Deferred tax assets	24,212	24,212
Assets held for sale, net	—	2,215
Prepaid expenses, deferred financing costs and other assets	39,083	29,613
Total assets	$1,022,099	$916,882
Liabilities and stockholders’ equity
Mortgage notes	$143,129	$152,322
Secured revolving credit facility	—	92,500
Senior unsecured notes	414,672	330,666
Accounts payable and accrued liabilities	14,519	11,694
Tax liability	24,212	24,212
Total liabilities	596,532	611,394
Stockholders’ equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, 5,750,000 and zero shares issued and outstanding as of June 30, 2013 and December 31, 2012, respectively	58	—
Common stock, $.01 par value; 125,000,000 shares authorized, 37,333,943 and 37,099,209 shares issued and outstanding as of June 30, 2013 and December 31, 2012, respectively	373	371
Additional paid-in capital	493,479	353,861
Cumulative distributions in excess of net income	(68,343)	(48,744)
Total stockholders’ equity	425,567	305,488
Total liabilities and stockholders’ equity	$1,022,099	$916,882

See reporting definitions.	5

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2013	2012
Cash flows from operating activities:
Net income	$8,895	$10,328
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,468	14,860
Non-cash interest income adjustments	12	9
Amortization of deferred financing costs	1,589	1,197
Stock-based compensation expense	3,933	3,842
Amortization of premium	(401)	(8)
Loss on extinguishment of debt	508	250
Straight-line rental income adjustments	(7,300)	(1,690)
Change in fair value of contingent consideration	900	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(1,563)	(779)
Accounts payable and accrued liabilities	1,877	(1,914)
Restricted cash	(1,932)	(2,008)

Net cash provided by operating activities	22,986	24,087

Cash flows from investing activities:
Acquisitions of real estate	(6,175)	(55,550)
Origination of loans receivable	(25,244)	(21,176)
Preferred equity investment	(5,144)	—
Additions to real estate	(226)	(730)
Net proceeds from the sale of real estate	2,208	—

Net cash used in investing activities	(34,581)	(77,456)

Cash flows from financing activities:
Proceeds from issuance of senior unsecured notes	200,000	—
Principal payments on senior unsecured notes	(113,750)	—
Proceeds from secured revolving credit facility	—	42,500
Payments on secured revolving credit facility	(92,500)	—
Proceeds from mortgage notes	—	21,947
Principal payments on mortgage notes	(9,193)	(22,464)
Payments of deferred financing costs	(5,378)	(3,435)
Issuance of preferred stock	138,345	—
Issuance of common stock	(2,851)	144
Dividends paid on common and preferred stock	(27,409)	(24,463)

Net cash provided by financing activities	87,264	14,229

Net increase (decrease) in cash and cash equivalents	75,669	(39,140)
Cash and cash equivalents, beginning of period	17,101	42,250

Cash and cash equivalents, end of period	$92,770	$3,110

Supplemental disclosure of cash flow information:
Interest paid	$19,839	$14,677

See reporting definitions.	6

SABRA HEALTH CARE REIT, INC.
RECONCILIATIONS OF EBITDA, ADJUSTED EBITDA, FUNDS FROM OPERATIONS (FFO), NORMALIZED FFO, ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net (loss) income	$(662)	$5,923	$8,895	$10,328
Interest expense	10,143	7,898	20,145	15,596
Depreciation and amortization	8,222	7,557	16,468	14,860
EBITDA	$17,703	$21,378	$45,508	$40,784

Loss on extinguishment of debt	9,750	250	9,750	250
Change in fair value of contingent consideration	1,400	—	900	—
Adjusted EBITDA	$28,853	$21,628	$56,158	$41,034

Net (loss) income attributable to common stockholders	$(3,185)	$5,923	$6,068	$10,328
Add:
Depreciation of real estate assets	8,222	7,557	16,468	14,860
Funds from Operations (FFO)	$5,037	$13,480	$22,536	$25,188

Loss on extinguishment of debt	9,750	250	9,750	250
Additional interest on 2018 Notes	770	—	770	—
Normalized FFO	$15,557	$13,730	$33,056	$25,438

FFO	$5,037	$13,480	$22,536	$25,188
Acquisition pursuit costs	229	381	426	872
Stock-based compensation expense	1,459	1,639	3,933	3,842
Straight-line rental income adjustments	(3,617)	(721)	(7,300)	(1,690)
Amortization of deferred financing costs	823	631	1,589	1,197
Amortization of debt premiums	(202)	(4)	(401)	(8)
Change in fair value of contingent consideration	1,400	—	900	—
Non-cash portion of loss on extinguishment of debt	508	250	508	250
Non-cash interest income adjustments	7	9	12	9
Adjusted Funds from Operations (AFFO)	$5,644	$15,665	$22,203	$29,660

Cash portion of loss on extinguishment of debt	9,242	—	9,242	—
Additional interest on 2018 Notes	770	—	770	—
Normalized AFFO	$15,656	$15,665	$32,215	$29,660

Net (loss) income per diluted common share	$(0.09)	$0.16	$0.16	$0.28

FFO per diluted common share	$0.13	$0.36	$0.60	$0.68

Normalized FFO per diluted common share	$0.41	$0.37	$0.87	$0.69

AFFO per diluted common share	$0.15	$0.42	$0.58	$0.79

Normalized AFFO per diluted common share	$0.41	$0.42	$0.84	$0.79

Weighted average number of common shares outstanding, diluted:
Net (loss) income	37,357,112	37,191,687	37,789,804	37,119,005
FFO and Normalized FFO	37,834,496	37,191,687	37,789,804	37,119,005
AFFO and Normalized AFFO	38,190,891	37,538,337	38,125,087	37,472,281

See reporting definitions.	7

SABRA HEALTH CARE REIT, INC.
CAPITALIZATION
(dollars in thousands, except per share data)

Debt	June 30, 2013	December 31, 2012
Mortgage notes	$143,129	$152,322
Senior unsecured notes	414,672	330,666
Revolving credit facility	—	92,500

Total debt	$557,801	$575,488

Revolving Credit Facility	June 30, 2013	December 31, 2012
Current credit facility availability (1)	$286,500	$109,130
Unused credit facility capacity (2)	375,000	137,500

Enterprise Value
As of June 30, 2013	Shares Outstanding	Price	Value
Common stock	37,333,943	$26.11	$974,789
Preferred stock	5,750,000	25.19	144,843
Total debt			557,801
Cash and cash equivalents			(92,770)

Total enterprise value			$1,584,663

As of December 31, 2012	Shares Outstanding	Price	Value
Common stock	37,099,209	$21.72	$805,795
Total debt			575,488
Cash and cash equivalents			(17,101)

Total enterprise value			$1,364,182

Common Stock and Equivalents
	Weighted Avg. Common Shares
	Three Months Ended June 30, 2013			Six Months Ended June 30, 2013
	EPS	FFO	AFFO	EPS & FFO	AFFO
Common stock	37,333,943	37,333,943	37,333,943	37,292,852	37,292,852
Common equivalents	23,169	23,169	23,169	28,961	28,961

Basic common and common equivalents	37,357,112	37,357,112	37,357,112	37,321,813	37,321,813
Dilutive securities:
Restricted stock and units	—	456,292	807,837	435,605	764,388
Options	—	21,092	25,942	32,386	38,886

Diluted common and common equivalents	37,357,112	37,834,496	38,190,891	37,789,804	38,125,087

(1) Based on borrowing base availability less outstanding balance based on availability under the Revolving Credit Facility entered into on July 29, 2013.
(2) Based on revolver commitment less outstanding balance based on borrowing capacity under the Revolving Credit Facility entered into on July 29, 2013.

See reporting definitions.	8

SABRA HEALTH CARE REIT, INC.
INDEBTEDNESS
June 30, 2013
(dollars in thousands)

	Principal	Weighted Average Effective Rate	% of Total
Fixed rate debt
Secured mortgage debt (1)	$85,818	4.01%	15.4%
Unsecured senior notes (2)	414,672	6.60%	74.3%

Total fixed rate debt	500,490	6.16%	89.7%

Variable rate debt
Secured mortgage debt(3)	57,311	5.00%	10.3%
Revolving credit facility (4)	—	3.69%	—%

Total variable rate debt	57,311	5.00%	10.3%

Total debt	$557,801	6.04%	100.0%

Secured debt
Secured mortgage debt	$143,129	4.40%	25.7%
Revolving credit facility (4)	—	3.69%	—%

Total secured debt	143,129	4.40%	25.7%

Unsecured debt
Unsecured senior notes (2)	414,672	6.60%	74.3%

Total unsecured debt	414,672	6.60%	74.3%

Total debt	$557,801	6.04%	100.0%

	Maturities
	Secured Mortgage Debt		Unsecured Senior Notes		Revolving Credit Facility		Total
	Principal	Rate (5)	Principal	Rate (5)	Principal	Rate (5)	Principal	Rate (5)
July 1 through December 31, 2013	$1,800	4.46%	$—	—	$—	—	$1,800	4.46%
2014	3,739	4.45%	—	—	—	—	3,739	4.45%
2015	86,075	3.79%	—	—	—	—	86,075	3.79%
2016	1,647	2.47%	—	—	—	—	1,647	2.47%
2017	1,688	2.47%	—	—	—	—	1,688	2.47%
2018	1,730	2.47%	211,250	8.13%	—	—	212,980	8.08%
2019	1,774	2.47%	—	—	—	—	1,774	2.47%
2020	1,818	2.47%	—	—	—	—	1,818	2.47%
2021	1,863	2.47%	—	—	—	—	1,863	2.47%
2022	1,910	2.46%	—	—	—	—	1,910	2.46%
Thereafter	39,085	2.46%	200,000	5.38%	—	—	239,085	4.90%
	143,129		411,250		—		554,379
Premium	—		3,422		—		3,422
Total debt	$143,129		$414,672		$—		$557,801
Weighted average maturity in years	11.9		7.6		1.6		8.7
Weighted average effective interest rate	4.40%		6.60%		3.69%		6.04%
(1) Fixed rate secured mortgage debt includes $30.4 million which converts to a variable interest rate based on 90-day LIBOR plus 4.0% (1.00% floor) effective January 2014. This debt matures in August 2015.
(2) Unsecured senior notes includes $3.4 million of notes premium.
(3) Variable rate secured mortgage debt interest is based on 90-day LIBOR plus 4.0% (1.00% floor).
(4) As of June 30, 2013, borrowings under the revolving credit facility bore interest on the outstanding principal amount at a rate equal to, at our option, LIBOR plus 3.00% - 4.00% or a Base Rate plus 2.00% - 3.00%. The actual interest rate within the applicable range was determined based on our then applicable Consolidated Leverage Ratio.
(5) Represents actual contractual interest rates.

See reporting definitions.	9

SABRA HEALTH CARE REIT, INC.
DEBT COVENANTS
(dollars in millions)

	Minimum	Maximum	June 30, 2013		December 31, 2012
Credit Facility:
Consolidated Leverage Ratio		5.75x	4.45x		4.71x
Consolidated Fixed Charge Coverage Ratio	1.75x		2.51x		2.92x
Consolidated Tangible Net Worth	$342.0		$557.2		$422.4

Unsecured Senior Notes:
Total Debt/ Asset Value		60%	43%		48%
Secured Debt/ Asset Value		40%	11%		21%
Unencumbered Assets/ Unsecured Debt	150%		152%		183%
Minimum Interest Coverage	2.00x		3.40	x	3.22x

Note: All covenants are based on terms defined in the related credit agreement and unsecured senior notes indentures. Asset Value and Unencumbered Assets used for debt covenant calculation purposes include a value for the initial real estate portfolio obtained in the separation from Sun, which is calculated by dividing the total initial annual rental revenue from this portfolio by an assumed 9.75% capitalization rate. This results in an assumed total portfolio value for the initial real estate portfolio of $720 million.

See reporting definitions.	10

SABRA HEALTH CARE REIT, INC.
PORTFOLIO SUMMARY - ALL INVESTMENTS
June 30, 2013
(dollars in thousands)

			Rental Income (2)		Number of Licensed Beds/Units	Occupancy Percentage (3)
			Three Months Ended June 30,			Three Months Ended June 30,
Facility Type	Number of Properties	Investment	2013	2012		2013	2012
Skilled Nursing/Post-Acute	96	$746,736	$26,186	$21,994	10,826	88.5%	89.3%
Senior Housing	23	154,272	3,684	1,178	1,518	85.0%	81.8%
Acute Care Hospital	1	61,640	1,648	1,648	70	72.9%	67.7%
Total (1)	120	$962,648	$31,518	$24,820	12,414	88.0%	88.7%

	EBITDAR Coverage					EBITDARM Coverage
	Three Months Ended June 30,			Twelve Months Ended June 30,		Three Months Ended June 30,		Twelve Months Ended June 30,
Facility Type	2013	2012		2013	2012	2013	2012	2013	2012
Skilled Nursing/Post-Acute	1.28x	1.21x		1.28x	1.41x	1.75x	1.70x	1.75x	1.90x
Senior Housing (4)	1.05x	1.16x		1.11x	1.23x	1.27x	1.45x	1.34x	1.53x
Acute Care Hospital	1.50x	2.93x		2.33x	2.33x	1.57x	3.03x	2.43x	2.45x
Total (1)	1.26x	1.31x	1.32	1.31x	1.46x	1.68x	1.77x	1.74x	1.92x

Fixed Charge Coverage Ratio (5)	Three Months Ended June 30, 2013
Genesis	1.19x

	Six Months Ended June 30,
Total Revenue	2013	2012
Genesis	63.3%	73.7%
Cadia Portfolio	8.2	10.8
Texas Regional Medical Center	5.1	6.7
Aurora Portfolio	3.6	2.7
Meridian Portfolio	3.6	0.7
Retirement Living	3.5	—
Other	12.7	5.4
Total	100.0%	100.0%

(1) Occupancy percentage, EBITDARM, EBITDAR and related coverages are only included in periods subsequent to our acquisition of the facilities for facilities with new tenants/operators and excludes the impact of strategic disposition candidates. All facility financial performance data are presented one quarter in arrears.

(2) Rental income includes $3.6 million and $0.7 million of straight-line rental income adjustments for the three months ended June 30, 2013 and June 30, 2012, respectively.

(3) Excluding the impact of Age Well (formerly known as Creekside), which was not stabilized as of June 30, 2013, for the three months ended June 30, 2013, occupancy for Senior Housing facilities would have been 86.6%. Additionally, occupancy for Senior Housing facilities would have been 83.6%, for the three months ended June 30, 2012.

(4) Excluding the impact of Age Well (formerly known as Creekside), which was not stabilized as of June 30, 2013, for the trailing three months ended June 30, 2013 and June 30, 2012, EBITDAR Coverage for Senior Housing facilities would have been 1.11x and 1.22x, respectively; and for the trailing twelve months ended June 30, 2013 and June 30, 2012, EBITDAR Coverage for Senior Housing facilities would have been 1.17x and 1.25x, respectively. Additionally, EBITDARM Coverage for Senior Housing facilities would have been 1.35x and 1.52x, for the trailing three months ended June 30, 2013 and June 30, 2012, respectively; and 1.41x and 1.55x for the trailing twelve months ended June 30, 2013 and June 30, 2012, respectively. See Reporting Definitions for definitions of EBITDAR Coverage and EBITDARM Coverage.

(5) As of June 30, 2013, 81 of the Company's 120 properties held for investment were operated by and leased to subsidiaries of Genesis pursuant to triple-net leases that are guaranteed by Genesis. Fixed Charge Coverage Ratio is presented one quarter in arrears and excludes expected synergies from Genesis's acquisition of Sun. See Reporting Definitions for definitions of Fixed Charge Coverage.

SABRA HEALTH CARE REIT, INC.
PORTFOLIO SUMMARY - ALL INVESTMENTS (CONTINUED)
June 30, 2013
(dollars in thousands)

Loan Type	Number of Loans	Facility Type	Principal Balance as of June 30, 2013	Book Value as of June 30, 2013	Weighted Average Contractual Interest Rate	Weighted Average Annualized Effective Interest Rate	Interest Income Three Months Ended June 30, 2013	Maturity Date
Mortgage	3	Skilled Nursing / Assisted Living	$25,156	$25,272	8.8%	8.7%	$550	Various
Mezzanine	1	Skilled Nursing	12,350	12,421	12.0%	11.6%	12	12/27/14

	4		$37,506	$37,693	9.9%	9.7%	$562

Other Investment Type	Number of Investments	Facility Type	Total Funding Commitments	Amount Funded as of June 30, 2013	Book Value as of June 30, 2013	Rate of Return	Other Income Three Months Ended June 30, 2013
Preferred Equity	2	Skilled Nursing/Memory Care	$7,243	$5,063	$5,376	15.0%	$230

See reporting definitions.	11

SABRA HEALTH CARE REIT, INC.
PORTFOLIO SUMMARY - SAME STORE (1)
June 30, 2013
(dollars in thousands)

		Three Months Ended June 30,
		Rental Income (2)		Occupancy Percentage (3)		Skilled Mix
Facility Type	Number of Properties	2013	2012	2013	2012	2013	2012
Skilled Nursing/Post-Acute	90	$23,971	$21,665	88.5%	89.1%	38.8%	39.4%
Senior Housing	9	1,370	1,178	81.1%	81.8%	N/A	N/A
Acute Care Hospital	1	1,648	1,648	72.9%	67.7%	N/A	N/A
Total	100	$26,989	$24,491	87.8%	88.5%	38.8%	39.4%

	EBITDAR Coverage				EBITDARM Coverage
	Three Months Ended June 30,		Twelve Months Ended June 30,		Three Months Ended June 30,		Twelve Months Ended June 30,
Facility Type	2013	2012	2013	2012	2013	2012	2013	2012
Skilled Nursing/Post-Acute	1.30x	1.22x	1.28x	1.41x	1.77x	1.70x	1.75x	1.91x
Senior Housing (4)	1.15x	1.16x	1.18x	1.23x	1.42x	1.45x	1.45x	1.53x
Acute Care Hospital	1.50x	2.93x	2.33x	2.33x	1.57x	3.03x	2.43x	2.45x
Total (1)	1.30x	1.32x	1.34x	1.46x	1.74x	1.77x	1.78x	1.92x

(1) Same Store statistics consist of facilities held or acquired before April 1, 2012 and exclude the impact of strategic disposition candidates.

(2) Rental income includes $2.9 million and $0.7 million of straight-line rental income adjustments for the three months ended June 30, 2013 and June 30, 2012, respectively.

(3) Excluding the impact of Age Well (formerly known as Creekside), which was not stabilized as of June 30, 2013, for the three months ended June 30, 2013, occupancy for Senior Housing facilities would have been 84.2%. Additionally, occupancy for Senior Housing facilities would have been 83.6%, for the three months ended June 30, 2012.

(4) Excluding the impact of Age Well (formerly known as Creekside), which was not stabilized as of June 30, 2013, for the trailing three months ended June 30, 2013 and June 30, 2012, EBITDAR Coverage for Senior Housing facilities would have been 1.35x and 1.22x, respectively; and for the trailing twelve months ended June 30, 2013 and June 30, 2012, EBITDAR Coverage for Senior Housing facilities would have been 1.35x and 1.25x, respectively. Additionally, EBITDARM Coverage for Senior Housing facilities would have been 1.64x and 1.52x, for the trailing three months ended June 30, 2013 and June 30, 2012, respectively; and 1.65x and 1.55x for the trailing twelve months ended June 30, 2013 and June 30, 2012, respectively. See Reporting Definitions for definitions of EBITDAR Coverage and EBITDARM Coverage.

See reporting definitions.	12

SABRA HEALTH CARE REIT, INC.
INVESTMENT ACTIVITY
For the Six Months Ended June 30, 2013
(dollars in thousands)

	Investment Date	Facility Type	Number of Properties	Beds	Investment Amount (3)	Rate of Return
Real Estate Investments
Greenfield of Woodstock	06/28/13	Senior Housing	1	32	$6,175	7.75%

Preferred Equity Investments (1)
Bee Cave - SNF (2)	03/05/13	Skilled Nursing	1	141	4,337	15.00%
Bee Cave - ALZ	03/05/13	Memory Care	1	52	2,905	15.00%
Total Preferred Equity Investments					7,242	15.00%
Debt Investments
Sun City West Mortgage Loan	01/31/13	Memory Care	1	48	12,800	9.00%
Chai Portfolio Mezzanine Loan (4)	06/28/13	Skilled Nursing	12	1,689	12,350	12.00%
Total Debt Investments					25,150	10.50%

All Investments (Total:5)					$38,567	10.90%

Annualized Revenue Concentration

Annualized Revenue by Asset Class

(1) Investments in preferred equity of real estate development entities.

(2)
Includes an option to purchase the skilled nursing facility on or after the earlier to occur of the facility achieving and maintaining 90% occupancy for three consecutive months, or 36 months after receiving the certificate of occupancy for the facility.

(3) As of June 30, 2013, the Company has funded $5.1 million of its $7.2 million commitment related to the Bee Cave Preferred Equity Investments.
(4) Includes an option to purchase up to $50.0 million of assets from the Chai portfolio.

See reporting definitions.	13

SABRA HEALTH CARE REIT, INC.
REAL ESTATE PORTFOLIO GEOGRAPHIC CONCENTRATIONS
June 30, 2013

Property Type

State	Skilled Nursing/Post-Acute	Senior Housing	Acute Care Hospital	Total	% of Total
New Hampshire	14	2	—	16	13.3%
Kentucky	13	2	—	15	12.5
Connecticut	12	1	—	13	10.8
Michigan	—	10	—	10	8.3
Ohio	8	—	—	8	6.7
Texas	6	1	1	8	6.7
Florida	5	—	—	5	4.2
Oklahoma	3	1	—	4	3.3
Delaware	4	—	—	4	3.3
Montana	4	—	—	4	3.3
Other (17 states)	27	6	—	33	27.6

Total	96	23	1	120	100.0%

Distribution of Licensed Beds/Units

	Total Number of Properties	Bed Type
State		Skilled Nursing/Post-Acute	Senior Housing	Acute Care Hospital	Total	% of Total
Connecticut	13	1,770	49	—	1,819	14.7%
New Hampshire	16	1,470	203	—	1,673	13.5
Kentucky	15	1,020	128	—	1,148	9.2
Ohio	8	897	—	—	897	7.2
Texas	8	720	34	70	824	6.6
Florida	5	660	—	—	660	5.3
Michigan	10	—	571	—	571	4.6
Montana	4	538	—	—	538	4.3
Delaware	4	500	—	—	500	4.0
Colorado	3	362	48	—	410	3.3
Other (17 states)	34	2,889	485	—	3,374	27.3

Total	120	10,826	1,518	70	12,414	100.0%

% of Total beds/units		87.2%	12.2%	0.6%	100.0%

See reporting definitions.	14

SABRA HEALTH CARE REIT, INC.
REAL ESTATE PORTFOLIO GEOGRAPHIC CONCENTRATIONS
June 30, 2013
(dollars in thousands)

Investment

State	Total Number of Properties	Skilled Nursing/Post-Acute	Senior Housing	Acute Care Hospital	Total	% of Total
Connecticut	13	$143,992	$7,999	$—	$151,991	15.8%
Texas	8	65,795	1,396	61,640	128,831	13.4
Delaware	4	95,780	—	—	95,780	9.9
New Hampshire	16	76,992	12,792	—	89,784	9.3
Michigan	10	—	73,968	—	73,968	7.7
Kentucky	15	59,350	10,489	—	69,839	7.3
Colorado	3	28,852	15,702	—	44,554	4.6
Montana	4	42,729	—	—	42,729	4.4
Ohio	8	42,612	—	—	42,612	4.4
Florida	5	30,748	—	—	30,748	3.2
Other (17 states)	34	159,886	31,926		191,812	20.0

Total	120	$746,736	$154,272	$61,640	$962,648	100.0%

% of Total Properties		77.6%	16.0%	6.4%	100.0%

See reporting definitions.	15

SABRA HEALTH CARE REIT, INC.
REAL ESTATE PORTFOLIO GEOGRAPHIC CONCENTRATIONS
June 30, 2013
(dollars in thousands)

Rental Income - Three Months Ended June 30, 2013

State	Total Number of Properties	Skilled Nursing/Post-Acute	Senior Housing	Acute Care Hospital	Total	% of Total
New Hampshire	16	$3,465	$391	$—	$3,856	12.2%
Connecticut	13	3,773	83	—	3,856	12.2
Texas	8	1,877	25	1,648	3,550	11.3
Kentucky	15	2,864	145	—	3,009	9.5
Delaware	4	2,644	—	—	2,644	8.4
Florida	5	2,204	—	—	2,204	7.0
Michigan	10	—	1,730	—	1,730	5.5
Montana	4	1,483	—	—	1,483	4.7
Ohio	8	1,471	—	—	1,471	4.7
Colorado	3	941	367	—	1,308	4.2
Other (17 states)	34	5,464	943	—	6,407	20.3

	120	$26,186	$3,684	$1,648	$31,518	100.0%

% of Total Properties		83.1%	11.7%	5.2%	100.0%

Rental Income - Six Months Ended June 30, 2013

State	Total Number of Properties	Skilled Nursing/Post-Acute	Senior Housing	Acute Care Hospital	Total	% of Total
New Hampshire	16	$6,929	$782	$—	$7,711	12.2%
Connecticut	13	7,545	166	—	7,711	12.2
Texas	8	3,754	49	3,297	7,100	11.3
Kentucky	15	5,669	287	—	5,956	9.5
Delaware	4	5,289	—	—	5,289	8.4
Florida	5	4,408	—	—	4,408	7.0
Michigan	10	—	3,460	—	3,460	5.5
Montana	4	2,966	—	—	2,966	4.7
Ohio	8	2,942	—	—	2,942	4.7
Colorado	3	1,882	733	—	2,615	4.2
Other (17 states)	34	10,955	1,880	—	12,835	20.3

	120	$52,339	$7,357	$3,297	$62,993	100.0%

% of Total Properties		83.1%	11.7%	5.2%	100.0%

See reporting definitions.	16

SABRA HEALTH CARE REIT, INC.
SKILLED MIX AND OCCUPANCY PERCENTAGE

	Skilled Mix (1)
	Three Months Ended June 30,		Twelve Months Ended June 30,		Year Ended December 31,
	2013	2012	2013	2012	2012	2011	2010
Skilled Nursing	38.3%	38.8%	37.2%	39.8%	38.0%	41.4%	39.5%

	Occupancy Percentage (1)
	Three Months Ended June 30,		Twelve Months Ended June 30,		Year Ended December 31,
	2013	2012	2013	2012	2012	2011	2010
Skilled Nursing/Post-Acute	88.5%	89.3%	88.9%	89.1%	89.1%	89.3%	89.0%
Senior Housing(2)	85.0	81.8	84.8	82.5	84.6	82.8	84.4
Acute Care Hospital	72.9	67.7	67.0	69.5	66.9	72.9	N/A

Weighted Average	88.0%	88.7%	88.2%	88.5%	88.4%	88.8%	88.6%

(1) Skilled mix and occupancy percentage for facilities with new tenants/operators are only included in periods subsequent to our acquisition of the facilities and exclude the impact of strategic disposition candidates. All facility financial performance data are presented one quarter in arrears.

(2) Excluding the impact of Age Well (formerly known as Creekside), which was not stabilized as of June 30, 2013, for the three months ended June 30, 2013, occupancy for Senior Housing facilities would have been 86.6% and for the twelve months ended June 30, 2013, occupancy for Senior Housing facilities would have been 86.8%. Additionally, occupancy for Senior Housing facilities would have been 83.6%, for the three months ended June 30, 2012 and 83.0%, for the twelve months ended June 30, 2012.

See reporting definitions.	17

SABRA HEALTH CARE REIT, INC.
PORTFOLIO LEASE EXPIRATIONS
June 30, 2013
(dollars in thousands)

	2013 - 2019	2020	2021	2022	2023	2024	2025	Thereafter	Total
Skilled Nursing/Post-Acute
Properties	—	27	30	12	—	1	4	22	96
Licensed Beds/Units	—	3,025	3,508	869		360	575	2,489	10,826
Annualized Revenues	$—	$27,061	$30,831	$10,147	$—	$2,134	$5,141	$29,547	$104,861
Senior Housing
Properties	—	2	3	14	—	—	1	3	23
Licensed Beds/Units	—	251	197	807	—	—	114	149	1,518
Annualized Revenues	—	1,974	1,501	9,723	—	—	837	1,353	15,388
Acute Care Hospital
Properties	—	—	—	—	—	—	—	1	1
Licensed Beds/Units	—	—	—	—	—	—	—	70	70
Annualized Revenues	—	—	—	—	—	—	—	6,593	6,593

Total Properties	—	29	33	26	—	1	5	26	120

Total Licensed Beds/Units	—	3,276	3,705	1,676	—	360	689	2,708	12,414

Total Annualized Revenues	$—	$29,035	$32,332	$19,870	$—	$2,134	$5,978	$37,493	$126,842

% of Revenue	—%	23.0%	25.5%	15.7%	—%	1.7%	4.7%	29.4%	100.0%

See reporting definitions.	18

SABRA HEALTH CARE REIT, INC.
RECENT INVESTMENT ACTIVITY
Chai Portfolio Mezzanine Loan

• Funding Date:	June 28, 2013

• Loan Amount:	$12.4 million

• Investment Type(1):	Debt (with purchase option)

• Number of Properties:	12

• Location:	Seven states through U.S.

• Available Beds/Units:	1,689

• Property Type:	Skilled Nursing

• Annualized GAAP Interest Income:	$1.48 million

• Rate of Return:	12.0%

(1) Includes an option to purchase up to $50.0 million of assets from the Chai portfolio.

See reporting definitions.	19

SABRA HEALTH CARE REIT, INC.
RECENT INVESTMENT ACTIVITY
Greenfield of Woodstock

• Acquisition Date:	June 28, 2013

• Purchase Price:	$6.2 million

• Investment Type:	Equity

• Number of Properties:	1

• Location:	Virginia

• Available Beds/Units:	32

• Property Type:	Assisted Living

• Annualized GAAP Rental Income:	$0.6 million

• Initial Cash Yield:	7.75%

See reporting definitions.	20

SABRA HEALTH CARE REIT, INC.
RECENT INVESTMENT ACTIVITY
Meridian Pipeline Agreement

• Investment Type(1):	Non-binding term sheet for Pipeline Agreement and Preferred Equity

• Estimated Potential Investment:	$100.0 million

• Property Type:	Assisted Living, Memory Care and Senior Housing

• Number of Properties:	10 developments identified through 2015

• Rate of Return on Preferred Equity:	15.00%

(1) The terms described herein are based on a non-binding term sheet entered into on July 29, 2013, between Sabra and Meridian Realty Advisors ("Meridian"). The execution of the Pipeline Agreement is subject to the parties' negotiation of final terms, which is expected to be completed during the third quarter of 2013. There can be no assurance that Sabra will enter into the Pipeline Agreement with Meridian on the terms set forth in the term sheet, or at all.

See reporting definitions.	21

SABRA HEALTH CARE REIT, INC.
RECENT INVESTMENT ACTIVITY - PRO FORMA INFORMATION

Note: The following pro forma information assumes the investment activity on page 14 of this Supplement, along with the repayment of borrowings under the revolving credit facility and one mortgage note, the issuance of 5.8 million shares of preferred stock, the issuance of $200.0 million unsecured senior notes, the $113.8 partial redemption of our 8.125% senior notes due 2018 and the entry into our new revolving credit facility were completed as of January 1, 2013.  The pro forma debt covenants are based on the covenants under the new revolving credit facility.

Pro Forma Net Income Attributable to Common Stockholders, FFO and AFFO (dollars in thousands, except per share data)

	Three Months Ended June 30, 2013	Six Months Ended June 30, 2013
Net (loss) income attributable to common stockholders	$(3,185)	$6,068
Revenues - real estate, preferred equity and debt investments	537	1,364
Depreciation and amortization - acquisitions (estimated)	(42)	(84)
Interest - (estimated)	338	548
Loss on extinguishment of debt	9,750	9,750
Preferred stock dividend	—	(2,252)
Pro forma net income attributable to common stockholders	$7,398	$15,394

Pro forma net income attributable to common stockholders	$7,398	$15,394
Add:
Depreciation of real estate assets	8,264	16,552
Pro forma FFO	$15,662	$31,946
Straight-line rental income adjustments	(3,572)	(7,225)
Acquisition pursuit costs	229	426
Stock-based compensation expense	1,459	3,933
Amortization of deferred financing costs	790	1,578
Amortization of debt premiums	(108)	(216)
Change in fair value of contingent consideration	1,400	900
Non-cash interest income adjustments	19	36
Pro forma AFFO	$15,879	$31,378

Pro forma net income per diluted common share	$0.20	$0.41

Pro forma FFO per diluted common share	$0.41	$0.85

Pro forma AFFO per diluted common share	$0.42	$0.82

Weighted average number of common shares outstanding, diluted:
Pro forma net income and FFO	37,834,496	37,789,804
Pro forma AFFO	38,190,891	38,125,087

Pro Forma Debt Covenants (dollars in millions)

	Minimum	Maximum	June 30, 2013
Credit Facility:
Consolidated Leverage Ratio		5.50x	4.45x
Consolidated Fixed Charge Coverage Ratio	1.75x		2.47x
Consolidated Tangible Net Worth	$342.0		$557.2

Unsecured Senior Notes:
Total Debt/ Asset Value		60%	43%
Secured Debt/ Asset Value		40%	11%
Unencumbered Assets/ Unsecured Debt	150%		152%
Minimum Interest Coverage	2.00x		3.40	x

See reporting definitions.	22

SABRA HEALTH CARE REIT, INC.
REPORTING DEFINITIONS

Acute Care Hospital. A facility designed to provide extended medical and rehabilitation care for patients who are clinically complex and have multiple acute or chronic conditions.
Adjusted EBITDA. The Company uses EBITDA (defined below), adjusted to exclude losses on extinguishment of debt and changes in fair value of contingent consideration ("Adjusted EBITDA"), a non-GAAP financial measure, as a measure of operating performance. By excluding interest expense and losses on extinguishment of debt, Adjusted EBITDA allows investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. The Company believes investors should consider Adjusted EBITDA in conjunction with net income attributable to common stockholders (the primary measure of the Company’s performance) and the other required GAAP measures of its performance, to improve their understanding of the Company’s operating results, and to make more meaningful comparisons of its performance between periods and against other companies. Adjusted EBITDA has limitations as an analytical tool and should be used in conjunction with the Company’s required GAAP presentations. Adjusted EBITDA does not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. Adjusted EBITDA does not represent net income, net income attributable to common stockholders or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, the Company’s computation of Adjusted EBITDA may not be comparable to similar measures reported by other companies.
Annualized Revenues. The annual straight-line rental revenues under leases. Annualized Revenues do not include tenant recoveries or additional rents.  The Company uses Annualized Revenues for the purpose of determining tenant concentrations and lease expirations.
EBITDA. The real estate industry uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, as a measure of both operating performance and liquidity. The Company uses EBITDA to measure both its operating performance and liquidity. By excluding interest expense, EBITDA allows investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. As a liquidity measure, the Company believes that EBITDA helps investors analyze the Company’s ability to meet its interest payments on outstanding debt. The Company believes investors should consider EBITDA in conjunction with net income attributable to common stockholders (the primary measure of the Company’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of the Company’s operating results and liquidity, and to make more meaningful comparisons of its performance between periods and against other companies. EBITDA has limitations as an analytical tool and should be used in conjunction with the Company’s required GAAP presentations. EBITDA does not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. While EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income, net income attributable to common stockholders or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, the Company’s computation of EBITDA may not be comparable to similar measures reported by other companies.
EBITDAR. Earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) for a particular facility accruing to the operator/tenant of the property (not the Company) for the period presented. The Company uses EBITDAR in determining EBITDAR Coverage. EBITDAR has limitations as an analytical tool. EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDAR does not represent a property's net income or cash flow from operations and should not be considered an alternative to those indicators. The Company receives EBITDAR and other information from its operators/tenants and relevant guarantors and utilizes EBITDAR as a supplemental measure of their ability to generate sufficient liquidity to meet related obligations to the Company. All facility and tenant financial performance data is derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company and is presented one quarter in arrears. The Company includes EBITDAR with respect to a property if the property was operated at any time during the period presented subject to a lease with the Company. EBITDAR for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities. EBITDAR excludes the impact of strategic disposition candidates and facilities held for sale.
EBITDAR Coverage. EBITDAR for the trailing 3 and 12 month periods prior to and including the period presented divided by the same period cash rent for all of our facilities. EBITDAR Coverage is a supplemental measure of an operator/tenant's ability to meet their cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. All facility and tenant data are derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company. All such data is presented one quarter in arrears and excludes the impact of strategic disposition candidates and facilities held for sale.
EBITDARM. Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. The usefulness of EBITDARM is limited by the same factors that limit the usefulness of EBITDAR. Together with EBITDAR, the Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which vary based on operator/tenant and its operating structure. All facility financial performance data is derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company. All such data is presented one quarter in arrears.

See reporting definitions.	23

SABRA HEALTH CARE REIT, INC.
REPORTING DEFINITIONS

The Company includes EBITDARM for a property if it was operated at any time during the period presented subject to a lease with the Company. EBITDARM for facilities with new tenants/operators are only included in periods subsequent to our acquisition of the facilities. EBITDARM excludes the impact of strategic disposition candidates and facilities held for sale.
EBITDARM Coverage. EBITDARM for the trailing 3 and 12 month periods prior to and including the period presented divided by the same period cash rent. EBITDARM coverage is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not the Company) to meet the operator's/tenant's related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. All facility data is derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company. All such data is presented one quarter in arrears and excludes the impact of strategic disposition candidates and facilities held for sale.
Enterprise Value. The Company believes Enterprise Value is an important measurement as it is a measure of a company’s value. We calculate Enterprise Value as market equity capitalization plus debt. Market equity capitalization is calculated as the number of shares of common stock multiplied by the closing price of our common stock on the last day of the period presented. Total Enterprise Value includes our market equity capitalization and consolidated debt, less cash and cash equivalents.
Fixed Charge Coverage. EBITDAR (including adjustments for one-time and pro forma items) for the period indicated (one quarter in arrears) for all operations of any entities that guarantee the tenants' lease obligations to the Company divided by the same period cash rent expense, interest expense and mandatory principal payments for operations of any entity that guarantees the tenants' lease obligation to the Company. Fixed Charge Coverage is a supplemental measure of a guarantor's ability to meet the operator/tenant's cash rent and other obligations to the Company should the operator/tenant be unable to do so itself. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. Fixed Charge Coverage is calculated by the Company as described above based on information provided by guarantors without independent verification by the Company and may differ from similar metrics calculated by the guarantors.
Funds From Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”). The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that Funds From Operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and Adjusted Funds from Operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. AFFO is defined as FFO excluding non-cash revenues (including, but not limited to, straight-line rental income adjustments and non-cash interest income adjustments), non-cash expenses (including, but not limited to, stock-based compensation expense, amortization of deferred financing costs and amortization of debt discounts and premiums) and acquisition pursuit costs. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of operating results of real estate investment trusts among investors and makes comparisons of operating results among such companies more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate depreciation and amortization, and, for AFFO, by excluding non-cash revenues (including, but not limited to, straight-line rental income adjustments and non-cash interest income adjustments), non-cash expenses (including, but not limited to, stock-based compensation expense, amortization of deferred financing costs and amortization of debt discounts and premiums) and acquisition pursuit costs, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than the Company.
Investment. Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization.
Licensed Beds/Units. Senior housing facilities are measured in units (e.g., studio, one or two bedroom units). Skilled nursing and mental health facilities are measured in licensed bed count. All facility financial performance data were derived solely from information provided by operators/tenants without independent verification by the Company.
Market Capitalization. Total common shares of Sabra outstanding multiplied by the closing price per common share as of a given period.

See reporting definitions.	24

SABRA HEALTH CARE REIT, INC.
REPORTING DEFINITIONS

Normalized FFO and AFFO. Normalized FFO represents FFO adjusted for non-recurring income and expenses. Normalized AFFO represents AFFO adjusted for one-time start-up costs and non-recurring income and expenses. The Company considers normalized FFO and AFFO to be a useful measure to evaluate the Company’s operating results excluding start-up costs and non-recurring income and expenses. Normalized FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor does it purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of normalized FFO and AFFO may not be comparable to normalized FFO and AFFO reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FFO and AFFO or normalized FFO and normalized AFFO differently from the Company.
Occupancy Percentage. Occupancy Percentage represents the facilities’ average operating occupancy for the period indicated. The percentages are calculated by dividing the actual census from the period presented by the available beds/units for the same period. Occupancy for independent living facilities can be greater than 100% for a given period as multiple residents could occupy a single unit. All facility financial performance data were derived solely from information provided by operators/tenants without independent verification by the Company. All facility financial performance data are presented one quarter in arrears. The Company includes the occupancy percentage for a property if it was owned by the Company at any time during the period presented and excludes the impact of strategic disposition candidates and facilities held for sale. Occupancy Percentage for facilities with new tenants/operators are only included in periods subsequent to our acquisition of the facilities.
Senior Housing. Senior housing facilities include independent living, assisted living, continuing care retirement community and memory care facilities.
Skilled Mix. Skilled Mix is defined as the total Medicare and non-Medicaid managed care patient revenue at skilled nursing facilities divided by the total revenues at skilled nursing facilities for any given period. All facility financial performance data were derived solely from information provided by the Company's tenants without independent verification by the Company. All facility financial performance data are presented one quarter in arrears. The Company includes skilled mix for a property if it was owned by the Company at any time during the period presented and excludes the impact of strategic disposition candidates and facilities held for sale. Skilled Mix for facilities with new tenants/operators are only included in periods subsequent to our acquisition of the facilities.
Skilled Nursing/Post-Acute. Skilled nursing/post-acute facilities include skilled nursing facilities, multi-license designation, and mental health facilities.
Total Debt. The carrying amount of the Company’s secured revolving credit facility, senior unsecured notes, and mortgage indebtedness, as reported in the Company’s consolidated financial statements.
Total Secured Debt. Mortgage and other debt secured by real estate.

See reporting definitions.	25